UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 January 4, 2024

Date of Report (Date of earliest event reported)

CARDIO DIAGNOSTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41097	87-0925574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 W. Superior Street, Suite 400, Chicago, IL	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (855) 266-9991

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	CDIO	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of common stock	CDIOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On January 4, 2024, Cardio Diagnostics Holdings, Inc. (the “Company”) and YA II PN, Ltd. (“Yorkville”), an affiliate of Yorkville Advisors Global, LP, terminated the Securities Purchase Agreement dated as of March 8, 2023, as amended (the “Securities Purchase Agreement”) by the mutual consent of the parties, effective as of January 4, 2024. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to Yorkville convertible debentures (the "Convertible Debentures”) in the principal amount of up to $11.2 million, which are convertible into shares of the Company’s Common Stock, $0.00001 par value (as converted, the "Conversion Shares”) on the terms and subject to the conditions set forth therein. As previously reported, on March 8, 2023, upon signing the Securities Purchase Agreement, the Company issued and sold to Yorkville a Convertible Debenture in the principal amount of $5.0 million for a purchase price of $4.5 million (the "First Convertible Debenture”). Pursuant to the Securities Purchase Agreement, the parties further agreed that the Company will issue and sell to Yorkville, and Yorkville will purchase from the Company, a second Convertible Debenture in the principal amount of $6.2 million for a purchase price of $5.58 million (the “Second Convertible Debenture”) upon satisfaction or waiver of certain specified conditions. The First Convertible Debenture has been fully repaid, and as of January 4, 2024, the Company’s obligation to issue and sell, and Yorkville’s obligation to purchase, the Second Convertible Debenture has been terminated. At the time of termination, there were no outstanding borrowings, advance notices or shares of Common Stock to be issued under the Securities Purchase Agreement. In addition, there were no fees due by the Company or Yorkville in connection with the termination of the Securities Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2024	CARDIO DIAGNOSTICS HOLDINGS INC.

	By:	/s/ Elisa Luqman
Elisa Luqman Chief Financial Officer